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                                                                    EXHIBIT 10.3


                            LITTON INDUSTRIES, INC.
                        NON-EMPLOYEE DIRECTOR STOCK PLAN

The purpose of this Plan is to encourage ownership in the Company by Directors whose services are considered essential to the Company's continued progress, and thus to provide them with a further incentive to continue to serve as Directors of the Company. The Plan is also intended to assist the Company in attracting and retaining experienced and qualified candidates for membership on the Board of Directors.

                                   ARTICLE I
                                  DEFINITIONS

Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

1.1 "AWARD" shall mean an incentive grant of Options, or Options or shares of Stock issued in respect of compensation to be earned but deferred, or any other issuance of Options or shares of Stock as the Board may authorize from time to time at its discretion.

1.2 "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of the Company.

1.3  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

1.4 "COMPANY" shall mean Litton Industries, Inc., a Delaware corporation, and any successor thereof.

1.5 "DIRECTOR" shall mean a member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its subsidiaries.

1.6 "DIRECTOR'S FEES" shall mean the fees payable to a Director for services as a Director and for services on any committee of the Board, including any amount of any retainer and meeting fees paid to a Director for services as chairman of the Board.

1.7 "FAIR MARKET VALUE" shall mean (a) the average of the highest and lowest quoted selling prices of a share of Stock on a particular day, or (b) if there are no sales on such date, then the average of the highest and lowest prices of the first preceding day and the first succeeding day on which sales were made. Such prices shall be those reported in the New York Stock Exchange Composite Transactions Index, or such other publication as the Board designates.

1.8 "OPTION" shall mean an option granted by the Company to purchase shares of Stock pursuant to the provisions of this Plan and a Stock Option Agreement executed pursuant hereto.
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1.9 "OPTION PRICE" shall mean the per share purchase price of the Stock subject to the Option. The Option Price shall be determined by the Board of Directors at the time of grant but shall not be less than the Fair Market Value of the Stock on the date of grant.

1.10 "PLAN" shall mean the Litton Industries, Inc. Non-Employee Director Stock Plan.

1.11 "STOCK" shall mean the common stock, par value $1 per share, of the Company.

1.12 "STOCK UNITS" shall mean a non-voting unit of measurement which is deemed for bookkeeping and payment purposes to represent one outstanding share of Stock.

1.13 "STOCK OPTION AGREEMENT" shall mean the agreement between the Company and the Director under which the Director receives a grant of Options under this Plan.


                                   ARTICLE II
                                 PARTICIPATION
                                 -------------

2.1 PARTICIPATION. Each Director shall participate in the Plan upon the approval of a grant of Options to the Director, or upon an election to defer Director's Fees into Options or shares of Stock, or upon such other circumstances approved by the Board of Directors from time to time.


                                  ARTICLE III
                      SHARES OF STOCK SUBJECT TO THE PLAN
                      -----------------------------------

3.1 SHARES AVAILABLE. An aggregate number not to exceed 460,000 shares of Stock (subject to adjustments contemplated by Section 3.2) may be delivered pursuant to this Plan. Shares of Stock under this Plan may be either authorized and unissued shares of Stock or treasury Stock.

3.2 ADJUSTMENTS TO AWARDS ONCE ISSUED. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, other reorganization, recapitalization, reclassification, combination of shares, stock split-up, spin-off, or stock dividend, the Board shall make such corresponding adjustments, if any, as deemed appropriate in its sole discretion. The Board may adjust the number and kind of shares which may be granted under the Plan, and the number, the Option Price, and the kind of shares or property subject to each outstanding grant. The adjustment by the Board shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares of Stock shall be issued under the Plan as a result of such adjustment,but the Board in its discretion may make a cash payment in lieu of fractional shares.




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                                   ARTICLE IV
                                 STOCK OPTIONS
                                 -------------

4.1 GRANT. A Director may be granted Options pursuant to this Plan as a form of incentive payment. Options may also be granted as a result of an election to convert Director's Fees into Options; the number of Options to be granted as a result of a deferral election shall be calculated under a formula as determined by the Board from time to time.

4.2 EXERCISE. Subject to Federal and State statutes then applicable, the terms and procedures by which any Option may be exercised shall be set forth in the Director's Stock Option Agreement or in procedures established by the Board. Options may be exercised only by prior written notice to the Company at its corporate office accompanied by payment of the full consideration for the shares as to which they are exercised.

4.3 OPTION PRICE. The Option Price is to be paid (a) by cash, including a personal check payable to the order of the Company, or (b) by delivering Stock owned by the Director for at least six months and valued at Fair Market Value as of the date of delivery (Directors are also permitted to deliver such stock through attestation or other similar procedures approved by the Board), or (c) by any combination of (a) and (b).

4.4 STOCK OPTION AGREEMENTS. Each grant of an Option under this Plan shall be evidenced by a written Stock Option Agreement dated as of the date of the grant and executed by the Company and the Director. The Stock Option Agreement shall set forth the terms and conditions of such grant as approved by the Board of Directors consistent with this Plan.

                                   ARTICLE V
                         STOCK UNITS AND OTHER DEFERRAL
                         ------------------------------

5.1 STOCK UNITS. Stock Units will be credited to a Director as a result of an election to have Director's Fees not yet earned, plus any additional premium which may be determined by the Board from time to time, deferred and converted into Stock Units valued at Fair Market Value as of the respective dates on which such Director's Fees would otherwise have been payable to the Director.

5.2 MANNER OF DISTRIBUTION. Any amounts deferred pursuant to Section 5.1 will be maintained and paid in accordance with the provisions of the Litton Industries, Inc. Non-Employee Director Deferred Compensation Plan.


                                   ARTICLE VI
                              PLAN ADMINISTRATION
                              -------------------

6.1 ADMINISTRATION. Except as otherwise specifically provided herein, the Plan, all Stock Option Agreements, and any other distribution of Stock authorized by the Board, shall be




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administered by the Board. The Board shall have the full authority and absolute sole discretion:

     (a) to determine, consistent with the provisions of this Plan, which of the Directors shall be granted Options and the form and term of such Options; the timing of such Option grants; the number of shares subject to each Award and the Option Price, subject to Section 1.9 hereof, covered by each Option;

     (b) to determine the terms and provisions of each respective Stock Option Agreement, which need not be identical;

     (c) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan, or otherwise contemplated by the Plan;

     (d) to adopt, alter, and repeal such rules, guidelines, and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable;

     (e) to construe and interpret the terms and provisions of the Plan and any Award (including the related Stock Option Agreements);

     (f) to decide all disputes arising in connection with the Plan; and

     (g) to otherwise supervise the administration of the Plan.

6.2. DELEGATION. The Board may delegate ministerial, non-discretionary functions to individuals who are officers or employes of the Company.

6.3. LIMITATION ON LIABILITY. Neither the Company nor any member of the Board, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken (or not taken) in good faith under this Plan or for the failure of an Award (or action or payment in respect of any Award) to satisfy Code requirements for realization of intended tax consequences, to qualify for exemption or relief under federal securities laws and regulations promulgated thereunder, or to comply with any other law, compliance with which is not required on the part of the Company.


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                                  ARTICLE VII
                           AMENDMENTS AND TERMINATION

7.1 AMENDMENTS. The Board of Directors shall have the right to amend this Plan or any Stock Option Agreement in whole or in part from time to time or may at any time suspend or terminate this Plan or any Stock Option Agreement; provided, however, that no amendment or termination shall cancel or otherwise adversely affect in any way, without a Director's written consent, any Director's rights under this Plan as of the date of such amendment or termination; and provided further, that no amendment shall be made without the approval of the shareholders of the Company which increases the maximum number of shares of Stock which may be issued under the Plan or changes the price at which shares of Stock may be purchased. Any amendments authorized hereby shall be stated in an instrument in writing, and all Directors shall be bound by such amendment upon receipt of notice of the amendment.

7.2 TERMINATION. The Plan shall terminate on December 31, 2008.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS

8.1 LIMITATION ON DIRECTOR'S RIGHTS. Participation in this Plan shall not give any Director the right to continue to serve as a member of the Board or any rights or interests other than as herein provided. No Director shall have any right to any payment or benefit hereunder except to the extent provided in this Plan.

8.2 BENEFICIARIES.

     (a) BENEFICIARY DESIGNATION. Subject to applicable laws (including any applicable community property and probate laws), each Director may designate in writing the beneficiary that the Director chooses to receive any payments that become payable after the Director's death. A Director's beneficiary designation shall be made on form(s) provided by, and in accordance with procedures established by, the Company and may be changed by the Director at any time before the Director's death.

     (b) DEFINITION OF BENEFICIARY. A Director's beneficiary or beneficiaries shall be the person(s), including a revocable living trust established by and for the benefit of the Director alone, or for the benefit of the Director and one or more immediate family members, validly designated by the Director or, in the absence of a valid designation, entitled by will or the laws of descent and distribution to receive the amounts otherwise payable to the Director under this Plan in the event of the Director's death.

8.3 TRANSFERABILITY OF OPTIONS. Each Option granted pursuant to this Plan shall, during a Director's lifetime, be exercisable only by the Director or his or her permitted

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transferees, and neither the Option nor any right thereunder shall be transferable by the Director, by operation of law or otherwise, other than as may be provided in the Director's Stock Option Agreement evidencing such Option or as may be provided by will or the laws of descent and distribution. Except as may be provided in the Stock Option Agreement evidencing an Option, no Option shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes.

8.4 GOVERNING LAW; SEVERABILITY. The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under and by the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5 COMPLIANCE WITH LAWS. This Plan and the offer, issuance and delivery of shares of Stock are subject to compliance with all applicable Federal and State laws, rules and regulations (including but not limited to State and Federal reporting, registration, insider trading and other securities laws) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring the securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

8.6 PLAN BINDING ON SUCCESSORS. This Plan shall be binding upon the successors and assigns of the Company.

8.7 HEADINGS NOT PART OF PLAN. Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of this Plan.



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